Exhibit 99.1

Bay Banks of Virginia, Inc. Reports Fourth Quarter and Full Year 2019 Results

RICHMOND, VA, January 28, 2020 /PRNewswire/ -- Bay Banks of Virginia, Inc. (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, Inc., announced financial results for the quarter and year ended December 31, 2019.

The company reported net income of $2.0 million, or $0.15 per diluted share, for the fourth quarter of 2019 compared to $1.8 million, or $0.14 per diluted share, for the third quarter of 2019 and $782 thousand, or $0.06 per diluted share, for the fourth quarter of 2018. Net income for the fourth quarter of 2018 included $483 thousand ($382 thousand1 after income taxes) of expenses incurred in connection with the company’s previously announced early retirement program.

For the year of 2019, the company reported net income of $7.1 million, or $0.54 per diluted share, compared to $3.9 million, or $0.30 per diluted share, for the year of 2018. Net income in the year of 2018 included $363 thousand ($287 thousand1 after income tax) of merger-related expenses incurred in connection with the company’s merger with Virginia BanCorp, Inc. on April 1, 2017 (the “Merger”).

Randal R. Greene, President and Chief Executive Officer, commented: “2019 was a year of great improvement with increasing profitability in each sequential quarter. We began the year with a focus on balance sheet management and low-cost deposit growth. Our overall loan portfolio shows minimal growth in 2019; however, net growth in our markets was nearly $79 million in 2019. Our portfolio of loans acquired in the Merger and subsequent purchases of consumer portfolios have declined from $290 million since the Merger to approximately $123 million at year-end 2019. We have sold more originated residential mortgages into the secondary market, grown noninterest-bearing deposits and continue to emphasize these accounts, and we’ve aggressively lowered deposit costs since the second quarter of 2019.”

Operating Results

Fourth Quarter 2019 compared to Third Quarter 2019

•	Income before income taxes for the fourth quarter of 2019 was $2.5 million compared to $2.3 million for the third quarter of 2019.
•

Interest income for the three months ended December 31, 2019 was $13.0 million, on average interest-earning assets of $1.06 billion, compared to $12.8 million, on average interest-earning assets of $1.04 billion, for the three months ended September 30, 2019. Interest income in the fourth quarter of 2019 included accretion of acquired loan discounts of $929 thousand, while interest income in the third quarter of 2019 included $357 thousand of accretion of acquired loan discounts. Higher accretion in the fourth quarter of 2019 was primarily attributable to significant paydowns and payoffs of loans acquired in the Merger. Yields on average interest-earning assets were 4.87% for each of the sequential quarter periods, including the effect of accretion. Yields on average interest-earning assets in the fourth quarter of 2019 were positively affected by higher accretion of acquired loan discounts, which had a positive 21 basis point effect compared to yields in the third quarter of 2019. Negatively affecting yields on average interest-earning assets in the fourth quarter of 2019 were higher average balances of lower earning investment securities purchased in the quarter and lower yields on new loans originated in the latter part of the fourth quarter of 2019.

•

Interest expense was $3.9 million and $3.7 million for the three months ended December 31, 2019 and September 30, 2019, respectively, and cost of funds was 1.54% and 1.52% for the sequential quarter periods. Average interest-bearing liabilities were $860.4 million and $851.4 million for the fourth and third quarters of 2019, respectively. Interest expense on the company’s $25 million of 5.625% subordinated notes issued on October 7, 2019 and maturing on October 15, 2029 (the “2029 Notes”) contributed $354 thousand and 10 basis points to interest expense and cost of funds, respectively, in the fourth quarter of 2019. Cost of deposits was 1.34% for the fourth quarter of 2019, down six basis points from 1.40% for the third quarter of 2019.

•

Net interest margin (“NIM”) was 3.43% for the fourth quarter of 2019 compared to 3.45% for the third quarter of 2019. Higher accretion in the fourth quarter of 2019 had a positive 21 basis point effect on NIM, which was offset by higher balances of lower earning investment securities, lower yields on interest-earning deposits and federal funds sold, and higher cost of funds. The 2029 Notes had a negative 10 basis point effect on NIM in the fourth quarter of 2019.

•

Provision for loan losses was $311 thousand in the fourth quarter of 2019 and was primarily attributable to net loan growth of approximately $17.2 million and net charge-offs from a select portfolio of purchased consumer loans. The majority of loans acquired in the Merger, which declined, carry no allowance for loan losses as they were recorded at fair value at the effective date of the Merger. Provision for loan losses of $495 thousand in the third quarter of 2019 was primarily attributable to net charge-offs from a select portfolio of purchased consumer loans, a specific reserve for a commercial and industrial loan, and net loan growth of $23.7 million.

•

Noninterest income for the three months ended December 31, 2019 and September 30, 2019 was $1.4 million and $1.2 million, respectively. Higher noninterest income in the fourth quarter of 2019 compared to the third quarter of 2019 was primarily due to wealth management income, which increased $69 thousand on a sequential quarter basis.

•

Noninterest expense for the three months ended December 31, 2019 and September 30, 2019 was $7.7 million and $7.4 million, respectively. Higher noninterest expense in the fourth quarter of 2019 was primarily due to higher salaries and employee benefits and higher Federal Deposit Insurance Corporation (“FDIC”) assessments, partially offset by lower net losses from other real estate owned. Higher salaries and employee benefits for the fourth quarter of 2019 were primarily due to required contributions to the company’s Employee Stock Ownership Plan (ESOP) and positive adjustments to the incentive accrual recorded in the third quarter of 2019. The company’s FDIC assessment for the third quarter of 2019 included the benefit of a small bank assessment credit of $171 thousand compared to a $55 thousand benefit in the fourth quarter of 2019. The company’s efficiency ratio for the fourth quarter of 2019 was 73.5% compared to 72.8% for the third quarter of 2019.

•

Income tax expense for the fourth quarter of 2019 was $469 thousand, reflective of a 19.0% effective income tax rate, while income tax expense for the third quarter of 2019 was $448 thousand, reflective of a 19.6% effective income tax rate.

Full-Year 2019 compared to Full-Year 2018

•	Income before income taxes for the year of 2019 was $8.7 million compared to $4.4 million for the year of 2018.
•

Interest income for the year ended December 31, 2019 was $50.4 million, on average interest-earning assets of $1.04 billion, compared to $43.8 million for the year ended December 31, 2018, on average interest-earning assets of $934.5 million. Interest income for the year ended December 31, 2019 included accretion of acquired loan discounts of $1.9 million, while interest income for the year ended December 31, 2018 included $1.8 million of accretion of acquired loan discounts. Yields on average interest-earning assets were 4.85% and 4.70% for the year of 2019 and 2018, respectively. The higher yield on average interest-earning assets in the 2019 period was primarily due to higher loan yields and higher accretion of acquired loan discounts of $163 thousand, which had a positive 2 basis point effect.

•

Interest expense was $15.1 million and $10.2 million for the years ended December 31, 2019 and 2018, respectively, and cost of funds was of 1.55% and 1.17% for the respective periods. Higher cost of funds in the year ended December 31, 2019 was primarily due to higher rates paid on deposits generated in the latter part of 2018, the repricing of maturing time deposits in a higher rate environment, the issuance of the 2029 Notes during the fourth quarter of 2019, greater use and cost of Federal Home Loan Bank of Atlanta advances, and higher interest rates in general. Average interest-bearing liabilities were $855.7 million and $768.8 million for the years ended December 31, 2019 and 2018, respectively.

•

NIM was 3.40% for the year ended December 31, 2019 compared to 3.61% for the year ended December 31, 2018. Lower NIM in the 2019 period was primarily due to higher cost of funds, partially offset by higher loan yields and higher accretion of acquired loan discounts. Higher accretion of acquired loan discounts had a positive 2 basis point effect on NIM in the 2019 period compared to the 2018 period.

•

Provision for loan losses was $1.2 million for the year ended December 31, 2019, primarily attributable to net loan growth of approximately $78.6 million and net charge-offs from a select portfolio of purchased consumer loans. The majority of loans acquired in the Merger, which declined, carry no allowance for loan losses as they were recorded at fair value at the effective date of the Merger. Provision for loan losses for the year ended December 31, 2018 was $1.4 million, which was primarily attributable net loan growth of $135.5 million during 2018. The 2018 period also included a $580 thousand benefit to correct for an overstatement in the company’s allowance for loan losses as of December 31, 2017, as previously reported.

•

Noninterest income for the years ended December 31, 2019 and 2018 was $5.0 million and $4.3 million, respectively. Noninterest income in the 2019 period reflects greater income from secondary market sales and servicing of $282 thousand, as the company sold a greater volume of mortgages originated in the 2019 period, while the 2018 period included a gain of $352 thousand on the curtailment of the company’s post-retirement benefit plan effective March 1, 2018.

•

Noninterest expense for the years ended December 31, 2019 and 2018 was $30.4 million and $32.1 million, respectively. Expenses associated with the succession of the company’s CFO and in the completion of the company’s 2017 year-end reporting incurred in the first half of 2018 were approximately $1.2 million. Merger-related expenses were $0 and $363 thousand for the years ended December 31, 2019 and 2018, respectively, and the 2018 period included $483 thousand of expenses incurred in connection with the company’s early retirement program noted above.

•

Income tax expense for the year ended December 31, 2019 was $1.6 million, reflective of an 18.9% effective income tax rate, while income tax expense for the year ended December 31, 2018 was $533 thousand, reflective of a 12.1% effective income tax rate. The 2018 effective income tax rate was positively affected by higher than estimated income tax deductions reported in the company’s 2017 federal income tax return at the higher 2017 rate, as previously reported.

Fourth Quarter 2019 compared to Fourth Quarter 2018

•

Income before income taxes for the fourth quarter of 2019 was $2.5 million compared to $670 thousand for the fourth quarter of 2018. Income before income taxes, excluding the costs incurred in connection with the company’s early retirement program ($483 thousand), was $1.2 million[1] for the fourth quarter of 2018.

•

Interest income for the three months ended December 31, 2019 was $13.0 million, on average interest-earning assets of $1.06 billion, compared to $11.7 million, on average interest-earning assets of $989.3 million, for the three months ended December 31, 2018. Interest income in the fourth quarters of 2019 and 2018 included accretion of acquired loan discounts of $929 thousand and $352 thousand, respectively. Yields on average interest-earning assets were 4.87% and 4.72% for the fourth quarters of 2019 and 2018, respectively. The increase in yield on average interest-earning assets was primarily attributable to higher accretion of loan discounts, which had a positive 22 basis point effect compared to the fourth quarter of 2018.

•

Interest expense was $3.9 million and $3.3 million for the three months ended December 31, 2019 and 2018, respectively, and cost of funds was 1.54% and 1.40%, for the respective periods. Higher costs of funds in the 2019 period was primarily due to higher cost of deposits of 1.34% in the 2019 period compared to 1.22% in the 2018 period, due to the reasons noted above. Average interest-bearing liabilities were $860.4 million and $817.2 million for the fourth quarters of 2019 and 2018, respectively.

•

NIM was 3.43% for the fourth quarter of 2019 compared to 3.41% for the fourth quarter of 2018. The increase in NIM was primarily attributable to higher accretion of loan discounts, partially offset by higher cost of funds.

•

Provision for loan losses was $311 thousand in the fourth quarter of 2019 and was primarily attributable to net loan growth of approximately $17.2 million and net charge-offs from a select portfolio of purchased consumer loans. The majority of loans acquired in the Merger, which declined, carry no allowance for loan losses as they were recorded at fair value at the effective date of the Merger. Provision for loan losses in the fourth quarter of 2018 was primarily attributable to an increase of $47.2 million of net loans in the quarter and higher reserves attributed to certain loan types, as the company's loan portfolio mix continues to shift from residential and consumer loans to commercial loans.

•

Noninterest income for the three months ended December 31, 2019 and 2018 was $1.4 million and $1.0 million, respectively. The increase quarter-over-quarter was primarily attributable to a gain on rabbi trust assets of $62 thousand in the 2019 period compared to a loss of $179 thousand in the 2018 period and higher secondary market sales and servicing income of $178 thousand.

•

Noninterest expense for the three months ended December 31, 2019 and 2018 was $7.7 million and $7.9 million, respectively. The fourth quarter of 2018 included $483 thousand of expenses incurred in connection with the company’s early retirement program. The company’s efficiency ratio for the fourth quarter of 2019 was 73.5% compared to 83.7% (78.6%[1] excluding early retirement program expenses) for the same quarter of 2018.

•

Income tax expense for the fourth quarter of 2019 was $469 thousand, reflective of a 19.0% effective income tax rate. Income tax expense for the fourth quarter of 2018 was a benefit of $112 thousand, primarily attributable to higher than estimated tax deductions reported in the company’s 2017 federal income tax return and lower effective income tax rate for the full year of 2018, as previously reported.

Balance Sheet

•	Total assets were $1.13 billion and $1.08 billion at December 31, 2019 and 2018, respectively.
•

Loans, net of allowance for loan losses, were $916.6 million at December 31, 2019 compared to $894.2 million at December 31, 2018, a growth rate of approximately 2%. Excluding the payoff and amortization of approximately $56.5 million in the year of 2019 of purchased portfolio loans, including those acquired in the Merger, loan growth was approximately $78.6 million, or nearly 9%, for the year of 2019.

•

Deposits were $910.4 million at December 31, 2019 compared to $842.2 million at December 31, 2018. Noninterest-bearing demand accounts comprised 15.2% of total deposits at December 31, 2019, up from 13.6% at December 31, 2018.

•

Shareholders’ equity was $126.2 million and $117.5 million at December 31, 2019 and 2018, respectively, an increase of $8.7 million. The increase in shareholders’ equity in the year of 2019 was primarily attributable to net income of $7.1 million and $1.7 million of net unrealized gains on the company’s available-for-sale securities portfolio. Tangible book value, calculated as shareholders’ equity less goodwill and core deposit intangible assets, net of the associated deferred tax liability, divided by common shares outstanding, was $8.64[1] and $7.98[1] at December 31, 2019 and 2018, respectively. Pursuant to the company’s previously announced share repurchase program and shares purchased by operation of the ESOP, the company purchased 72,705 common shares at a weighted average price per share of $7.98 in the fourth quarter of 2019. Capital ratios for Virginia Commonwealth Bank were above regulatory minimum guidelines for well-capitalized banks as of December 31, 2019 and 2018.

•

Annualized return on average assets for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018 was 0.71%, 0.66%, and 0.30%, respectively, while annualized return on average shareholders’ equity for the same periods was 6.39%, 5.97%, and 2.69%, respectively.

Asset Quality

•

Nonperforming assets were $6.4 million, or 0.56% of total assets, as of December 31, 2019, compared to $9.4 million, or 0.84% of total assets, as of September 30, 2019, and $8.8 million, or 0.81% of total assets, as of December 31, 2018. The decrease in nonperforming assets as of December 31, 2019 was primarily attributable to an approximately $2.2 million balance decline of a commercial and industrial loan participation to a professional service firm, which announced plans to liquidate and subsequently filed for Chapter 7 bankruptcy in the third quarter of 2019, as previously reported. The loan balance as of December 31, 2019 was approximately $450 thousand compared to $2.7 million as of September 30, 2019. During the 2019 year, the company reduced its other real estate owned, net from $3.6 million at December 31, 2018 to $1.9 million at December 31, 2019.

•

The ratio of allowance for loan losses to total gross loans was 0.82%, 0.80%, and 0.88% at December 31, 2019, September 30, 2019, and December 31, 2018, respectively. The company’s allowance for loan losses does not include discounts recorded on loans acquired in the Merger, which were $1.9 million, $2.9 million, and $3.9 million as of December 31, 2019, September 30, 2019, and December 31, 2018, respectively.

Outlook

Greene concluded: “As I look to 2020, we have set a goal to reach greater profitability and have charted the course to achieve this. We have a strong customer base on which to build and the management team who can deliver. I often receive unsolicited customer feedback stating that our employees have gone above and beyond to be responsive to our customers’ banking needs, expeditiously, and with a personal touch. It is our competitive advantage. We have the team, the customers, the capital, the support of our board of directors, and operate in the best Virginia markets.”

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group, Inc. Founded in the 1930s, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 19 banking offices, including one loan production office, located throughout the greater Richmond region, the Northern Neck region, Middlesex County, and the Hampton Roads region, the bank serves businesses, professionals, and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration, and investment and wealth management services.

Caution About Forward-Looking Statements

This press release contains statements concerning the company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to: changes in interest rates and general economic conditions; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the company's market area; acquisitions and dispositions; implementation of new technologies and the ability to develop and maintain secure and reliable electronic systems; and tax and accounting rules, principles, policies and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or Judy C. Gavant, Executive Vice President and Chief Financial Officer, at 804-518-2606 or inquiries@baybanks.com.

1 See discussion of non-GAAP financial measures at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data

CONSOLIDATED BALANCE SHEETS

	(unaudited)
(Dollars in thousands, except share data)	December 31, 2019	December 31, 2018 (1)
ASSETS
Cash and due from banks	$6,096	$7,685
Interest-earning deposits	34,358	18,981
Federal funds sold	1,359	625
Certificates of deposit	2,754	3,746
Available-for-sale securities, at fair value	99,454	82,232
Restricted securities	5,706	7,600
Loans receivable, net of allowance for loan losses of $7,562 and $7,902, respectively	916,628	894,191
Loans held for sale	1,231	368
Premises and equipment, net	20,141	18,169
Accrued interest receivable	3,035	3,172
Other real estate owned, net	1,916	3,597
Bank owned life insurance	19,752	19,270
Goodwill	10,374	10,374
Mortgage servicing rights	935	977
Core deposit intangible	1,518	2,193
Other assets	6,666	7,437
Total assets	$1,131,923	$1,080,617

LIABILITIES
Noninterest-bearing demand deposits	$137,933	$114,122
Savings and interest-bearing demand deposits	382,607	359,400
Time deposits	389,900	368,670
Total deposits	910,440	842,192

Securities sold under repurchase agreements	6,525	6,089
Federal Home Loan Bank advances	45,000	100,000
Subordinated notes, net of unamortized issuance costs	31,001	6,893
Other liabilities	12,772	7,967
Total liabilities	1,005,738	963,141

SHAREHOLDERS' EQUITY
Common stock ($5 par value; authorized - 30,000,000 shares; outstanding - 13,261,801 and 13,201,682 shares, respectively) (2)	66,309	66,008
Additional paid-in capital	36,658	36,972
Unearned employee stock ownership plan shares	(1,525)	(1,734)
Retained earnings	24,660	17,557
Accumulated other comprehensive income (loss), net	83	(1,327)
Total shareholders' equity	126,185	117,476
Total liabilities and shareholders' equity	$1,131,923	$1,080,617

(1) Derived from audited December 31, 2018 Consolidated Financial Statements.

(2) Preferred stock is authorized; however, none was outstanding as of December 31, 2019 and December 31, 2018.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
(Dollars in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018
INTEREST INCOME
Loans, including fees	$12,149	$11,930	$10,899
Securities:
Taxable	573	553	569
Tax-exempt	98	113	119
Federal funds sold	12	6	3
Interest-earning deposit accounts	149	145	128
Certificates of deposit	16	18	17
Total interest income	12,997	12,765	11,735

INTEREST EXPENSE
Deposits	3,056	3,123	2,565
Securities sold under repurchase agreements	3	4	3
Subordinated notes and other borrowings	494	142	128
Federal Home Loan Bank advances	301	465	568
Total interest expense	3,854	3,734	3,264
Net interest income	9,143	9,031	8,471
Provision for loan losses	311	495	870
Net interest income after provision for loan losses	8,832	8,536	7,601

NONINTEREST INCOME
Trust management	209	201	114
Service charges and fees on deposit accounts	250	243	261
Wealth management	254	185	284
Interchange fees, net	108	108	118
Other service charges and fees	27	32	25
Secondary market sales and servicing	309	293	131
Increase in cash surrender value of bank owned life insurance	119	122	123
Net losses on sale of available-for-sale securities	—	1	—
Net (losses) gains on disposition of other assets	(1)	—	11
Gain (loss) on rabbi trust assets	62	—	(179)
Other	36	15	75
Total noninterest income	1,373	1,200	963

NONINTEREST EXPENSE
Salaries and employee benefits	4,065	3,666	3,785
Occupancy	809	805	993
Data processing	530	541	583
Bank franchise tax	209	209	195
Telecommunications and other technology	313	258	226
FDIC assessments	112	(7)	198
Foreclosed property	35	48	66
Consulting	108	156	133
Advertising and marketing	84	124	92
Directors' fees	153	148	179
Audit and accounting	236	193	290
Legal	69	20	120
Core deposit intangible amortization	157	164	188
Net other real estate owned losses	19	375	62
Other	835	747	784
Total noninterest expense	7,734	7,447	7,894
Income before income taxes	2,471	2,289	670
Income tax expense (benefit)	469	448	(112)
Net income	$2,002	$1,841	$782
Basic and diluted earnings per share	$0.15	$0.14	$0.06

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
(Dollars in thousands, except per share data)	December 31, 2019	December 31, 2018
INTEREST INCOME
Loans, including fees	$46,998	$40,752
Securities:
Taxable	2,298	1,961
Tax-exempt	425	475
Federal funds sold	43	17
Interest-earning deposit accounts	581	528
Certificates of deposit	73	70
Total interest income	50,418	43,803

INTEREST EXPENSE
Deposits	12,075	7,992
Securities sold under repurchase agreements	14	13
Subordinated notes and other borrowings	911	513
Federal Home Loan Bank advances	2,085	1,707
Total interest expense	15,085	10,225
Net interest income	35,333	33,578
Provision for loan losses	1,182	1,351
Net interest income after provision for loan losses	34,151	32,227

NONINTEREST INCOME
Trust management	830	710
Service charges and fees on deposit accounts	977	768
Wealth management	908	842
Interchange fees, net	438	339
Other service charges and fees	115	116
Secondary market sales and servicing	941	659
Increase in cash surrender value of bank owned life insurance	481	497
Net losses on sale of available-for-sale securities	(1)	—
Net losses on disposition of other assets	(3)	(7)
Gain (losses) on rabbi trust assets	192	(138)
Gain on curtailment of post-retirement benefit plan	—	352
Other	80	165
Total noninterest income	4,958	4,303

NONINTEREST EXPENSE
Salaries and employee benefits	15,597	16,233
Occupancy	3,319	3,528
Data processing	2,268	2,436
Bank franchise tax	864	726
Telecommunications and other technology	1,040	831
FDIC assessments	483	719
Foreclosed property	145	175
Consulting	526	1,068
Advertising and marketing	384	439
Directors' fees	678	561
Audit and accounting	822	1,129
Legal	199	500
Merger-related	—	363
Core deposit intangible amortization	674	798
Net other real estate owned losses (gains)	460	(107)
Other	2,943	2,720
Total noninterest expense	30,402	32,119
Income before income taxes	8,707	4,411
Income tax expense	1,649	533
Net income	$7,058	$3,878
Basic and diluted earnings per share	$0.54	$0.30

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the
	As of and for the Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2019	2018	2019	2018
Select Consolidated Balance Sheet Data
Total assets	$1,131,923	$1,112,219	$1,094,260	$1,103,840	$1,080,617
Cash, interest-earning deposits and federal funds sold	41,813	31,405	24,604	30,677	27,291
Available-for-sale securities, at fair value	99,454	80,748	81,169	82,030	82,232
Loans:
Mortgage loans on real estate	730,788	731,280	713,247	725,494	713,997
Commercial and industrial	181,730	186,281	187,531	173,360	164,608
Consumer	11,985	14,471	16,889	20,095	23,740
Loans receivable	924,503	932,032	917,667	918,949	902,345
Unamortized net deferred loan fees	(313)	(269)	(275)	(329)	(252)
Allowance for loan losses (ALL)	(7,562)	(7,495)	(7,479)	(7,858)	(7,902)
Net loans	916,628	924,268	909,913	910,762	894,191
Loans held for sale	1,231	268	593	—	368
Other real estate owned, net	1,916	2,178	3,168	3,718	3,597

Total liabilities	$1,005,738	$987,362	$971,643	$983,903	$963,141
Deposits:
Noninterest-bearing demand deposits	137,933	124,670	116,229	112,315	114,122
Savings and interest-bearing demand deposits	382,607	372,404	374,175	371,587	359,400
Time deposits	389,900	396,614	385,218	372,751	368,670
Total deposits	910,440	893,688	875,622	856,653	842,192
Securities sold under repurchase agreements	6,525	6,323	6,983	7,220	6,089
Federal Home Loan Bank advances	45,000	68,000	70,000	100,000	100,000
Subordinated notes, net of unamortized issuance costs	31,001	6,906	6,902	6,897	6,893

Shareholders' equity	126,185	124,857	122,617	119,937	117,476

Condensed Consolidated Statements of Operations
Interest income	$12,997	$12,765	$12,321	$12,336	$11,735	$50,418	$43,803
Interest expense	3,854	3,734	3,844	3,653	3,264	15,085	10,225
Net interest income	9,143	9,031	8,477	8,683	8,471	35,333	33,578
Provision for loan losses	311	495	62	314	870	1,182	1,351
Noninterest income	1,373	1,200	1,295	1,090	963	4,958	4,303
Noninterest expense	7,734	7,447	7,592	7,630	7,894	30,402	32,119
Income before income taxes	2,471	2,289	2,118	1,829	670	8,707	4,411
Income tax expense (benefit)	469	448	395	337	(112)	1,649	533
Net income	$2,002	$1,841	$1,723	$1,492	$782	$7,058	$3,878

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the
	As of and for the Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2019	2018	2019	2018
Basic earnings per share	$0.15	$0.14	$0.13	$0.11	$0.06	$0.54	$0.30
Diluted earnings per share	0.15	0.14	0.13	0.11	0.06	0.54	0.30
Book value per share	9.51	9.36	9.20	9.01	8.90
Tangible book value per share (1)	8.64	8.49	8.31	8.11	7.98
Shares outstanding at end of period	13,261,801	13,334,302	13,332,484	13,313,537	13,201,682
Weighted average shares outstanding, basic	13,071,708	13,077,600	13,059,824	13,001,182	13,050,791	13,053,080	13,057,537
Weighted average shares outstanding, diluted	13,145,522	13,132,459	13,104,943	13,037,149	13,099,707	13,111,853	13,122,136

Performance Measures and Other Metrics (tax-equivalent basis):
Yield on average interest-earning assets	4.87%	4.87%	4.77%	4.90%	4.72%	4.85%	4.70%
Accretion of discounts on acquired loans	$929	$357	$197	$439	$352	$1,922	$1,759
Cost of funds	1.54%	1.52%	1.58%	1.54%	1.40%	1.55%	1.17%
Cost of deposits	1.34%	1.40%	1.42%	1.34%	1.22%	1.37%	1.01%
Net interest spread	3.09%	3.13%	2.97%	3.16%	3.14%	3.09%	3.37%
Net interest margin (NIM)	3.43%	3.45%	3.29%	3.45%	3.41%	3.40%	3.61%
Average interest-earnings assets to total average assets	94.2%	94.0%	93.9%	94.1%	93.8%	94.0%	93.5%
Return on average assets (annualized)	0.71%	0.66%	0.62%	0.55%	0.30%	0.64%	0.39%
Operating return on average assets (annualized) (1)	0.71%	0.66%	0.62%	0.55%	0.44%	0.64%	0.45%
Return on average equity (annualized)	6.39%	5.97%	5.72%	5.05%	2.69%	5.79%	3.36%
Merger-related expense	$—	$—	$—	$—	$—	$—	$363
Efficiency ratio	73.5%	72.8%	77.7%	78.1%	83.7%	75.5%	84.8%
Operating efficiency ratio (1)	73.5%	72.8%	77.7%	78.1%	78.6%	75.5%	82.6%
Average assets	$1,126,663	1,109,986	1,105,411	1,088,180	1,055,144	1,107,670	999,895
Average interest-earning assets	1,061,227	1,043,243	1,037,527	1,024,058	989,327	1,041,622	934,528
Average interest-bearing liabilities	860,421	851,392	857,355	853,611	817,225	855,703	768,826
Average shareholders' equity	125,285	123,399	120,559	118,099	116,291	121,859	115,468
Shareholders' equity to total assets ratio	11.1%	11.2%	11.2%	10.9%	10.9%
Tangible shareholders' equity to tangible total assets (1)	10.2%	10.3%	10.2%	9.9%	9.9%

Asset Quality Data and Ratios:
Nonaccrual loans	$4,476	$7,194	$4,577	$5,384	$5,206
Other real estate owned, net	1,916	2,178	3,168	3,718	3,597
Total nonperforming assets	6,392	9,372	7,745	9,102	8,803
Net charge-offs	245	478	441	358	255	1,522	1,219
Net charge-offs to average loans (annualized)	0.11%	0.21%	0.19%	0.16%	0.12%	0.17%	0.15%
Total nonperforming assets to total assets	0.56%	0.84%	0.71%	0.82%	0.81%
Gross loans to total assets	81.6%	83.8%	83.8%	83.2%	83.5%
ALL to gross loans	0.82%	0.80%	0.82%	0.86%	0.88%
Discounts on acquired loans	$1,935	$2,886	$3,265	$3,464	$3,922

(1) Non-GAAP financial measure.  See GAAP to Non-GAAP financial measure reconciliation at the end of the Supplemental Financial Data tables that follow.

BAY BANKS OF VIRGINIA, INC.

Supplemental Financial Data (Unaudited) – Continued

						As of and for the
	As of and for the Three Months Ended					Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in thousands, except per share amounts)	2019	2019	2019	2019	2018	2019	2018
Reconciliation of Non-GAAP Financial Measures (1)
Tangible book value per share
Total shareholders' equity	$126,185	$124,857	$122,617	$119,937	$117,476
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,573	11,697	11,828	11,964	12,106
Tangible shareholders' equity	$114,612	$113,160	$110,789	$107,973	$105,370
Shares outstanding at end of period	13,261,801	13,334,302	13,332,484	13,313,537	13,201,682
Tangible book value per share	$8.64	$8.49	$8.31	$8.11	$7.98

Tangible shareholders' equity to tangible total assets
Total assets	$1,131,923	$1,112,219	$1,094,260	$1,103,840	$1,080,617
Less: intangible assets, net of deferred tax liability on core deposit intangible (a)(b)	11,573	11,697	11,828	11,964	12,106
Tangible total assets	$1,120,350	$1,100,522	$1,082,432	$1,091,876	$1,068,511
Tangible shareholders' equity	$114,612	$113,160	$110,789	$107,973	$105,370
Tangible shareholders' equity to tangible total assets	10.2%	10.3%	10.2%	9.9%	9.9%

Select noninterest expenses, after-tax basis (ATB)
Merger-related expenses	$—	$—	$—	$—	$—	$—	$363
Merger-related expenses, ATB (b)	—	—	—	—	$—	$—	287

Early retirement program expenses	$—	$—	$—	$—	$483	$—	$483
Early retirement program expenses, ATB (b)	—	—	—	—	382	—	382

Operating return on average assets
Net income	$2,002	$1,841	$1,723	$1,492	$782	$7,058	$3,878
Add: Early retirement program expenses, ATB	—	—	—	—	382	—	382
Add: Merger-related expenses, ATB	—	—	—	—	—	—	287
Operating net income	$2,002	$1,841	$1,723	$1,492	$1,164	$7,058	$4,546
Average assets	$1,126,663	$1,109,986	$1,105,411	$1,088,180	$1,055,144	$1,107,670	$999,895
Operating return on average assets	0.71%	0.66%	0.62%	0.55%	0.44%	0.64%	0.45%

Operating efficiency ratio
Total noninterest expense	$7,734	$7,447	$7,592	$7,630	$7,935	$30,402	$32,119
Less: Early retirement program expenses	—	—	—	—	483	—	483
Less: Merger-related expenses	—	—	—	—	—	—	363
Operating noninterest expense	7,734	7,447	7,592	7,630	7,147	30,402	31,273
Net interest income	9,143	9,031	8,477	8,683	8,471	35,333	33,578
Noninterest income	1,373	1,200	1,295	1,090	1,004	4,958	4,303
Operating efficiency ratio	73.5%	72.8%	77.7%	78.1%	78.6%	75.5%	82.6%

Pre-tax, pre-loan loss provision income
Net income	$2,002	$1,841	$1,723	$1,492	$782	$7,058	$3,878
Add: Income tax expense (benefit)	469	448	395	337	(112)	1,649	533
Add: Provision for loan losses	311	495	62	314	870	1,182	1,351
Pre-tax, pre-loan loss provision income	$2,782	$2,784	$2,180	$2,143	$1,540	$9,889	$5,762

(a) Excludes mortgage servicing rights.

(b) Assumes a federal income tax rate of 21%.

(1) Set forth above are calculations of each of the non-GAAP (generally accepted accounting principles) financial measures included in the Supplemental Financial Data tables. Tangible book value per share, tangible shareholders’ equity to tangible total assets ratio, select noninterest expenses on an after-tax basis, operating return on average assets, operating efficiency ratio, and pre-tax, pre-loan loss provision income are supplemental financial measures that are not required nor presented in accordance with GAAP.  Management believes tangible book value per share and tangible shareholders’ equity to tangible total assets ratios are meaningful because they are measures management uses to assess capital levels.  Management believes that select noninterest expenses on an after-tax basis, operating return on average assets, operating efficiency ratios, and pre-tax, pre-loan loss provision income are meaningful because management uses them to assess the financial performance of the company. Calculations of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.